SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2004

BAD TOYS, INC.

(Exact name of registrant as specified in charter)

NEVADA	0-50059	94-3371514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2344 Woodbridge Avenue, Kingsport, Tennessee	37664
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (423) 247-9560

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 2.	ACQUISITION OR DISPOSITION OF ASSETS.

On February 4, 2004, Bad Toys, Inc. (the “Company”), through its wholly owned subsidiary, Precision Tricks Customs, Inc. (“Precision Tricks”), a Nevada corporation that was formed on February 4, 2004, acquired and began operating the businesses of Chambers Automotive, Inc. (“Chambers Auto”) and Precision Tricks Customs, Inc. (“Precision”), both Tennessee corporations engaged in the manufacture and sale of custom street rods. Through Precision Tricks, the Company acquired the assets of Chambers Auto and Precision at that time even though the businesses of both Chambers Auto and Precision were financially troubled. As Chambers Auto and Precision each failed to maintain adequate books and records of their respective businesses, Precision Tricks, however, has not able to complete all of the documentation contemplated by the Asset Purchase Agreement executed among the Company, Chambers Auto, Precision and the sole shareholder of Chambers Auto and Precision (and subsequently assigned by the Company to Precision Tricks), including but not limited to the schedules to the Asset Purchase Agreement. Nevertheless, the Company and Precision Tricks believe that Precision Tricks has legally acquired the assets of the businesses pursuant to the terms of the Asset Purchase Agreement and a bill of sale. The Company and Precision Tricks anticipate completing the documentation contemplated by the Asset Purchase Agreement, but as of the date of this report, they do not have a complete and accurate list of, among other items, the assets purchased. See Item 7, below, for a list of the intended schedules to the Asset Purchase Agreement.

Further, in connection with the above referenced acquisitions, Precision Tricks plans to acquire from the sole shareholder of each of Chambers Auto and Precision the real property and manufacturing facility previously used by Chambers Auto and Precision in their street rod business. However, as of the date of this report, neither the Company nor Precision Tricks have acquired title to the real property and manufacturing facility. Although management of the Company believes that Precision Tricks will acquire title to the real property and manufacturing facility located on the real property, there can be no assurance that these acquisitions will close on a timely basis or at all. In the event the acquisition of the real property and manufacturing facility does not close, Precision Tricks has the right to rescind and fully unwind the purchase transaction consummated by the Asset Purchase Agreement.

The consideration for the purchased assets (including the real property and manufacturing facility) (the “Purchase Price”) equals (a) $366,193.52 plus or minus the adjustment amount (as described, below); and (b) the assumption of certain liabilities of Chambers Auto and Precision that will be identified once the Company’s certified public accountants conduct an audit of Chambers Auto’s and Precision’s financial statements. In no event will Precision Tricks assume liabilities that exceed the fair market value of the purchased assets as determined by appraisals of the real property and manufacturing facility owned by Mr. Chambers and the equipment purchased by Precision Tricks in the acquisition (the “Appraisals”). The Appraisals will be conducted by Chambers Auto and Precision Tricks. If these Appraisals are not acceptable to Precision Tricks, Precision Tricks will have the right to conduct its own appraisals (after which, if Precision Tricks’ appraisals are not acceptable to Chambers Auto and Precision, the appraisals will be conducted by an appraiser or appraisers mutually selected by the parties).

Precision Tricks plans to pay for the liabilities that are being assumed in connection with the acquisition through revenues generated by the operation of the street rod businesses, if any, and/or the acquisition of loans, as necessary from private investors. Neither the Company nor Precision Tricks has acquired any such loans to pay for the liabilities that Precision Tricks may assume, and there can be no assurance that either will be able to do so on terms acceptable to the Company or at all, if needed.

Upon completion of the above described audit and the Appraisals, Precision Tricks will pay the Purchase Price through a combination of the assumption of the above discussed liabilities of Chambers Auto and Precision, the cancellation of indebtedness of Chambers Auto in favor of the Company in the approximate amount of $174,500 and the issuance of restricted securities of the Company to Chambers Auto and Precision. The value of any restricted securities of the Company delivered pursuant to the acquisition will equal the five day average market bid price of the Company’s common stock at the conclusion of the Appraisals. If the Appraisals and audit cause stockholder’s equity set forth on the consolidated unaudited Balance Sheet of Chambers Auto and Precision as of August 31, 2003 in the amount of $366,193.52 to change, there will be a dollar for dollar adjustment in the Purchase Price upward or downward to reflect any such difference. Restricted securities of the Company will only be issued to Chambers Auto and Precision in the event stockholders’ equity exceeds the liabilities that will be assumed by Precision Tricks and the cancellation of the indebtedness owed by Chambers Auto to the Company. Precision Tricks has the right to withhold a portion of the Purchase Price until that date which is 120 days from February 4, 2004 and use such funds to satisfy any sales and use taxes that may be owed by Chambers Auto and/or Precision to the State of Tennessee or any other state.

Pursuant to an oral agreement between Precision Tricks and Mr. Chambers, the sole shareholder of Chambers Auto and Precision, Mr. Chambers is currently serving as the on site manager for the acquired street rod businesses. The employment is at-will and may be terminated by Precision Tricks at any time.

Item 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

A copy of the Asset Purchase Agreement, dated February 4, 2004, among the Company, Chambers Auto, Precision and Jimmy Scott Chambers, as amended, is being filed herewith as Exhibit 99.1. The Schedules to the Asset Purchase Agreement have been omitted. The schedules have not been completed as of the date of this report. The schedules contemplated by the Asset Purchase Agreement are as follows:

SCHEDULE A	Tangible Assets
SCHEDULE B	Leases
SCHEDULE C	Intellectual Property
SCHEDULE D	Contracts
SCHEDULE 1.4	Assumed Liabilities
SCHEDULE 1.5	Allocation Schedule
SCHEDULE 3.4	Title to Shares

SCHEDULE 3.5	Conflicts
SCHEDULE 3.8	Permitted Encumbrances
SCHEDULE 3.11	Accounts Receivable
SCHEDULE 3.14	Undisclosed Liabilities
SCHEDULE 3.15	Taxes
SCHEDULE 3.16	Litigation
SCHEDULE 3.18	Other Transactions
SCHEDULE 3.20	Insurance
SCHEDULE 3.21	Employees
SCHEDULE 3.22	Related Party Obligations
SCHEDULE G	Legal Description of Real Property

The Company will furnish to the Securities and Exchange Commission a copy of any omitted schedules, when and if completed, upon request.

The financial statements and pro forma financial information required by this Item 7 are not included in this report. The Company will file the required financial statements and pro forma information within 60 days of the filing date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAD TOYS, INC.

Dated:	February 18, 2004	By:	/s/ Larry N. Lunan

		Name:	Larry N. Lunan
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Asset Purchase Agreement, dated February 4, 2004, as amended